MARQETA REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 27%
and Gross Profit growth of 17% in the first quarter of 2025.
OAKLAND, Calif. – May 7, 2025 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the first quarter ended March 31, 2025.

The Company reported Total Processing Volume (TPV) of $84 billion, representing a year-over-year increase of 27%. The Company reported Net Revenue of $139 million and Gross Profit of $99 million, representing increases of 18% and 17%, respectively, year-over-year. GAAP Net Loss for the quarter was $8 million and Adjusted EBITDA was $20 million.
“Our Q1 results demonstrate our ability to execute our growth plans while simultaneously increasing our level of profitability,” said Mike Milotich, Interim CEO and CFO of Marqeta. “We continue to expand our customer portfolio across a diverse set of use cases and geographies, exhibiting our payments industry leadership and our growing track record migrating programs to our modern platform.”

Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced it is in the process of migrating the Perpay Credit Card, a leading unsecured credit card designed to help people build or improve their credit by automating payments directly from a paycheck. Perpay selected Marqeta for its speed, flexibility and scale, to help unlock immediate spending power for more consumers and help them get the most out of every paycheck.
•Marqeta has migrated and launched the Bitpanda Card, a debit card that supports cryptocurrencies and fiat currencies, enabling users to spend their digital assets in everyday transactions. This is Marqeta's first live program in 2025 providing program management services in Europe. Bitpanda chose Marqeta due to its established leadership with the cryptocurrency card use case. The Bitpanda Card was launched simultaneously across 26 European countries and 10 currencies.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended March 31,		% Change
	2025	2024
Financial metrics:
Net revenue	$139,073	$117,968	18%
Gross profit	$98,679	$84,161	17%
Gross margin	71%	71%	— ppts
Total operating expenses	$117,217	$134,013	(13%)
Net loss	($8,260)	($36,060)	(77%)
Net loss margin	(6%)	(31%)	25 ppts
Net loss per share - basic	($0.02)	($0.07)	(71%)
Net loss per share - diluted	($0.02)	($0.07)	(71%)
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$84,472	$66,666	27%
Adjusted EBITDA [2]	$20,081	$9,228	118%
Adjusted EBITDA margin [2]	14%	8%	6 ppts
Non-GAAP operating expenses [2]	$78,598	$74,933	5%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
First Quarter 2025 Financial Results:
Total Processing Volume increased by 27% year-over-year, rising to $84 billion from $67 billion in the first quarter of 2024.
Net Revenue of $139 million increased by $21 million, or 18% year-over-year, primarily driven by increased volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services but very little or no program management.
Gross Profit increased by 17% year-over-year to $99 million from $84 million in the first quarter of 2024 primarily due to our TPV growth. Gross Margin was 71% in the first quarter of 2025.
Net Loss of $8 million in the quarter improved by $28 million year-over-year due to gross profit growth and lower operating expenses. Net Loss margin was (6)% in the first quarter of 2025, an improvement of 25 percentage points versus last year.
Adjusted EBITDA was $20 million in the first quarter of 2025, increasing by $11 million year-over year. Adjusted EBITDA margin was 14% in the first quarter of 2025, an increase of 6 percentage points versus last year.

Financial Guidance
Our guidance for Net Revenue reflects the accounting impact of a renegotiated platform partner agreement, which does not impact Gross Profit.
The following summarizes Marqeta's guidance for the second quarter and fiscal 2025:

	Second Quarter 2025	Fiscal Year 2025
Net Revenue Growth	11 - 13%	13 - 15%
Gross Profit Growth	23 - 25%	14 - 16%
Adjusted EBITDA Margin (1)	10 - 11%	10 - 11%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until May 14, 2025, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13752577.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s interim CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues, including heightened scrutiny of the banking environment and specific customer program changes; the risk that Marqeta may be unable to maintain relationships with issuing banks and card networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition; the risk of financial services and banking sector instability and follow on effects to fintech companies; the impact of macroeconomic factors, including various geopolitical conflicts, uncertainty related to global elections, changes in inflation and interest rates, and uncertainty in global economic conditions; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included or incorporated by reference in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenue	$139,073	$117,968
Costs of revenue	40,394	33,807
Gross profit	98,679	84,161
Operating expenses:
Compensation and benefits	86,050	94,990
Technology	14,811	13,118
Professional services	5,695	3,870
Occupancy	917	1,094
Depreciation and amortization	5,331	3,537
Marketing and advertising	469	378
Other operating expenses	3,944	3,905
Executive chairman long-term performance award	—	13,121
Total operating expenses	117,217	134,013
Loss from operations	(18,538)	(49,852)
Other income, net	10,513	13,926
Loss before income tax expense	(8,025)	(35,926)
Income tax expense	235	134
Net loss	$(8,260)	$(36,060)

Net loss per share attributable to Class A and Class B common stockholders
Basic	$(0.02)	$(0.07)
Diluted	$(0.02)	$(0.07)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders
Basic	501,222	517,987
Diluted	501,222	517,987

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$830,897	$923,016
Restricted cash	8,500	8,500
Short-term investments	157,540	179,409
Accounts receivable, net	28,429	29,988
Settlements receivable, net	14,408	16,203
Network incentives receivable	64,940	66,776
Prepaid expenses and other current assets	29,943	25,405
Total current assets	1,134,657	1,249,297
Operating lease right-of-use assets, net	2,177	2,712
Property and equipment, net	42,580	37,523
Intangible assets, net	28,310	29,774
Goodwill	123,523	123,523
Other assets	18,380	20,375
Total assets	$1,349,627	$1,463,204
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,550	$527
Revenue share payable	209,415	193,399
Accrued expenses and other current liabilities	146,008	177,059
Total current liabilities	356,973	370,985
Operating lease liabilities, net of current portion	26	870
Other liabilities	5,368	6,331
Total liabilities	362,367	378,186
Stockholders' equity :
Preferred stock	—	—
Common stock	48	50
Additional paid-in capital	1,793,656	1,883,190
Accumulated other comprehensive loss	(276)	(314)
Accumulated deficit	(806,168)	(797,908)
Total stockholders’ equity	987,260	1,085,018
Total liabilities and stockholders' equity	$1,349,627	$1,463,204

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,260)	$(36,060)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,331	3,537
Share-based compensation expense	25,915	31,313
Executive chairman long-term performance award	—	13,121
Non-cash operating leases expense	535	674
Accretion of discount on short-term investments	(396)	(978)
Other	364	181
Changes in operating assets and liabilities:
Accounts receivable	1,312	(4,271)
Settlements receivable	1,795	(6,589)
Network incentives receivable	1,836	(416)
Prepaid expenses and other assets	(2,543)	538
Accounts payable	1,023	115
Revenue share payable	16,016	16,219
Accrued expenses and other liabilities	(31,837)	(16,020)
Operating lease liabilities	(1,104)	(938)
Net cash provided by operating activities	9,987	426
Cash flows from investing activities:
Purchases of property and equipment	(1,266)	(1,191)
Capitalization of internal-use software	(6,059)	(5,307)
Maturities of short-term investments	22,186	40,000
Net cash provided by investing activities	14,861	33,502
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	1,444	49
Taxes paid related to net share settlement of restricted stock units	(7,101)	(10,917)
Repurchase of common stock	(111,310)	(33,675)
Net cash used in financing activities	(116,967)	(44,543)
Net decrease in cash, cash equivalents, and restricted cash	(92,119)	(10,615)
Cash, cash equivalents, and restricted cash- Beginning of period	931,516	989,472
Cash, cash equivalents, and restricted cash - End of period	$839,397	$978,857

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2025	2024	Year over Year Change Q1'25 vs Q1'24
First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating performance:
Net revenue	$139,073	$135,790	$127,967	$125,270	$117,968	18%
Costs of revenue	40,394	37,588	37,835	45,917	33,807	19%
Gross profit	98,679	98,202	90,132	79,353	84,161	17%
Gross margin	71%	72%	70%	63%	71%	—	ppts
Operating expenses (benefit):
Compensation and benefits	86,050	98,475	100,964	103,166	94,990	(9%)
Technology	14,811	15,855	16,317	14,769	13,118	13%
Professional services	5,695	6,620	4,759	4,808	3,870	47%
Occupancy	917	2,519	1,178	1,204	1,094	(16%)
Depreciation and amortization	5,331	5,519	4,448	3,956	3,537	51%
Marketing and advertising	469	1,298	582	728	378	24%
Other operating expenses	3,944	5,342	4,115	3,418	3,905	1%
Executive chairman long-term performance award	—	—	—	(157,738)	13,121	(100%)
Total operating expenses (benefit)	117,217	135,628	132,363	(25,689)	134,013	(13%)
(Loss) income from operations	(18,538)	(37,426)	(42,231)	105,042	(49,852)	(63%)
Other income, net	10,513	10,701	13,703	14,216	13,926	(25%)
(Loss) income before income tax expense	(8,025)	(26,725)	(28,528)	119,258	(35,926)	(78%)
Income tax expense	235	394	115	150	134	75%
Net (loss) income	$(8,260)	$(27,119)	$(28,643)	$119,108	$(36,060)	(77%)
(Loss) income per share - basic	$(0.02)	$(0.05)	$(0.06)	$0.23	$(0.07)	(71%)
(Loss) income per share - diluted	$(0.02)	$(0.05)	$(0.06)	$0.23	$(0.07)	(71%)
TPV (in millions)	$84,472	$79,913	$73,899	$70,627	$66,666	27%
Adjusted EBITDA	$20,081	$12,663	$9,019	$(1,817)	$9,228	118%
Adjusted EBITDA margin	14%	9%	7%	(1%)	8%	6	ppts
Financial condition:
Cash and cash equivalents	$830,897	$923,016	$886,417	$924,730	$970,357	(14%)
Restricted cash	$8,500	$8,500	$8,500	$8,500	$8,500	—%
Short-term investments	$157,540	$179,409	$217,569	$228,833	$228,324	(31%)
Total assets	$1,349,627	$1,463,204	$1,435,836	$1,488,283	$1,558,361	(13%)
Total liabilities	$362,367	$378,186	$340,178	$345,908	$347,696	4%
Stockholders' equity	$987,260	$1,085,018	$1,095,658	$1,142,375	$1,210,665	(18%)
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense; and other income, net, which consists primarily of interest income from our short-term investments and cash deposits, impairment of financial instruments, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended March 31,
	2025	2024
GAAP Net revenue	$139,073	$117,968
GAAP Net loss	$(8,260)	$(36,060)
GAAP Net loss margin	(6%)	(31%)
GAAP Total operating expenses	$117,217	$134,013

Net loss	$(8,260)	$(36,060)
Depreciation and amortization expense	5,331	3,537
Share-based compensation expense(1)	25,915	31,313
Executive chairman long-term performance award(1)	—	13,121
Payroll tax expense related to share-based compensation	777	1,165
Acquisition-related expenses(2)	4,238	9,944
Restructuring and other one-time costs(3)	2,358	—
Other income, net	(10,513)	(13,926)
Income tax expense	235	134
Adjusted EBITDA	$20,081	$9,228
Adjusted EBITDA Margin	14%	8%

GAAP Total operating expenses	$117,217	$134,013
Depreciation and amortization expense	(5,331)	(3,537)
Share-based compensation expense(1)	(25,915)	(31,313)
Executive chairman long-term performance award(1)	—	(13,121)
Payroll tax expense related to share-based compensation	(777)	(1,165)
Acquisition-related expenses(2)	(4,238)	(9,944)
Restructuring and other one-time costs(3)	(2,358)	—
Non-GAAP operating expenses	$78,598	$74,933
(1) Prior period amounts related to the Executive Chairman Long-Term Performance Award have been reclassified to conform to the current period presentation.
(2) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.
(3) Restructuring and other one-time costs include the costs associated with the transition of our CEO and other one-time costs related to retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
A reconciliation of Adjusted EBITDA margin to the comparable GAAP measure for the second quarter and full year of 2025 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.